                                                                    EXHIBIT 10.2


                                 FIRST AMENDED
                          PURCHASE AND SALE AGREEMENT

         This FIRST AMENDED PURCHASE AND SALE AGREEMENT (the "Agreement") is entered into this 31st day of July, 1996 by and between Blue Jay, Enterprises, Inc., a Delaware corporation ("Blue Jay"), Robert M. Bernstein ("Bernstein") and Capital Idea, Inc. a Colorado corporation ("Seller").

                                    RECITALS

         WHEREAS, the parties hereto entered into a Purchase and Sale Agreement dated as of May 17, 1996 (the "May 17 Agreement").

         WHEREAS, the parties desire to amend the May 17 Agreement to read in its entirety as hereinafter set forth.

         NOW, THEREFORE, the parties hereby amend the May 17 Agreement to read in its entirety as follows:


         WHEREAS, Seller is the owner of that certain 11% Subordinated Note due 2002 of Maxwell Dynamometer Systems, Inc. ("Maxwell") dated May 19, 1994 in the principal amount of $542,000 and that certain Revenue Note Agreement of Maxwell dated May 19, 1994 (collectively, the "Notes").

         WHEREAS, Seller is the owner of 270,000 shares of the issued and outstanding capital stock of Maxwell (the "Maxwell Shares").

         WHEREAS, Seller desires to sell and Blue Jay desires to purchase Maxwell Shares and desires Seller to cancel the Notes on the terms and conditions hereinafter set forth for consideration of shares of common stock, $.001 par value per share, of Blue Jay ("Blue Jay Common Stock").

         WHEREAS, this transaction, together with the transactions contemplated by that Purchase and Sale Agreement of even date herewith between Blue Jay and the shareholders of United Dynamatics, Inc. (the "UDI Agreement"), as amended, is intended to qualify as a tax free exchange under Section 351(a) of the Internal Revenue Code of 1986, as amended.

         NOW, THEREFORE, THE PARTIES AGREE AS FOLLOWS:


                                   AGREEMENT:


                                   ARTICLE I

                               PURCHASE AND SALE


         1.1 Purchase and Sale. Subject to the terms and conditions hereinafter set forth, on the Final Closing Date (as hereinafter defined), Seller shall sell and deliver to Blue Jay, and Blue Jay shall purchase from Seller, the Notes and the Maxwell Shares.

                                   ARTICLE II

                             CONSIDERATION; CLOSING


         2.1              Consideration.   The consideration to be paid by Blue
Jay for the cancellation of the Notes and the Maxwell Shares shall be 2,429,737 shares of newly issued Blue Jay Common Stock (the "Blue Jay Shares").

         2.2 Escrow Arrangement. The Seller, Blue Jay and Firstar Trust Company, as escrow agent (the "Escrow Agent"), have entered into an escrow agreement in the form attached hereto as Exhibit B, as amended, ("the Escrow Agreement") pursuant to which, (a) Seller is delivering to the Escrow Agent the Notes as cancelled and the Maxwell Shares and (b) Blue Jay is delivering to the Escrow Agent the Blue Jay Shares, all of which shares shall be held by the Escrow Agent in accordance with the Escrow Agreement.

         2.3 Closing. The closing in escrow of the transactions contemplated hereby ("Escrow Closing") was held at Trafalgar Financial Services, Inc., 126 State Street, Boston, Massachusetts at 1:00 P.M. May 17, 1996. The "Final Closing Date" shall mean the date on which the Escrow Agent releases the documents pursuant to Section 3.1(a) of the Escrow Agreement which shall be the first business day following satisfaction of all closing conditions set forth in Article VII and VIII hereof.

         2.4              Deliveries on the Final Closing Date.  On the Final
Closing Date:

         (a) Seller and Blue Jay shall deliver to the Escrow Agent the Notice of Release referred to in the Escrow Agreement;

         (b) The Escrow Agent shall deliver to Blue Jay the cancelled Notes and the Maxwell Shares; and

         (c) The Escrow Agent shall deliver to Seller certificates representing the Blue Jay Shares.
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                                  ARTICLE III

                           REPRESENTATIONS OF SELLER


         In order to induce Blue Jay to enter into this Agreement, Seller makes the following representations and warranties to Blue Jay.

         3.1 Organization and Qualification. Seller is a corporation duly organized and validly existing and in good standing under the laws of the State of Colorado.

         3.2 Enforceability; Conflicting Obligations. Seller has all necessary power and authority to enter into and consummate the transactions contemplated by this Agreement in accordance with its terms and to sell and transfer the Note to Blue Jay. This Agreement has been duly authorized by Seller, constitutes Seller's valid and binding obligation, and is enforceable against Seller in accordance with its terms. The execution and delivery of this Agreement do not, and the consummation of the sale of the Notes and the Option will not, conflict with or violate the provisions of any order, writ, decree, agreement, contract, restriction or organizational documents to which Seller is a party, or to which such Seller is bound.

         3.3              Investment Intent.       The Blue Jay Common Stock
being acquired by Seller hereunder is being acquired for investment and not with a view toward distribution thereof. Such shares have not been registered under the Securities Act of 1933 or any state securities laws and may be resold only pursuant to an effective registration covering such shares or pursuant to an available exemption from registration. Certificates representing Blue Jay Common Stock shall bear the following legend:

         The securities evidenced by this certificate have not been registered under the Securities Act of 1933, as amended, or the Securities Laws of any state, but have been issued in reliance upon exemptions therefrom. The Securities may not be offered, sold, pledged or otherwise transferred without registration under the Act or the opinion of counsel satisfactory to the Corporation that an exemption from registration is available or that such transfer may otherwise lawfully be made.

         3.4     Brokers.         Seller has not incurred or made commitments
for, any brokerage, finders' or similar fees in connection with the transactions contemplated by this Agreement except as set forth in that engagement letter dated April 15, 1996 between Trafalgar Securities, Inc., United Dynamatics, Inc. and Seller.





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         3.5 Representations and Warranties True and Correct.       The
representations and warranties contained herein, and all other documents, certifications, materials and written statements or written information given to Blue Jay by or on behalf of Seller, do not include any untrue statement of a material fact or omit to state a material fact required to be stated herein or therein in order to make the statements herein or therein, in light of the circumstances under which they are made, not misleading.


                                   ARTICLE IV

                          REPRESENTATIONS OF BLUE JAY


         In order to induce Seller to enter into this Agreement, Blue Jay makes the following representations and warranties to the Shareholders.

         4.1              Organization.    Blue Jay is duly organized, validly
existing and in good standing under the laws of the State of Delaware with all requisite power and authority to own, lease and operate its properties and to conduct its business as currently operated and conducted.

         4.2              Capitalization of Blue Jay.       The authorized
capital stock of Blue Jay consists of 50,000,000 shares of Common Stock, $.001 par value per share, of which 724,059 shares are issued and outstanding. All of such outstanding shares have been issued pursuant to and in accordance with effective registration statements under the 1933 Act and in compliance with applicable state securities laws or pursuant to valid exemptions from registration under the 1933 Act and any applicable state securities laws and rules and regulations under such laws. All of the outstanding shares of Blue Jay Common Stock are duly authorized, validly issued, fully paid and nonassessable, and are free of pre-emptive rights. There are no other shares of capital stock or other equity securities (or debt securities with any voting rights or convertible into securities with any voting rights) of Blue Jay outstanding and no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, shares of capital stock of Blue Jay, except for 400,000 shares of Blue Jay Common Stock to be issued to Bernstein upon exercise of the Option Agreement.

         4.3              Authorization.   Blue Jay has full power and
authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by Blue Jay's Board of Directors and no other corporate proceedings on the part of Blue Jay are necessary to authorize this Agreement or the transactions





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contemplated hereby.  This Agreement has been duly executed and delivered by
Blue Jay and is the legal, valid and binding obligation of Blue Jay, enforceable against Blue Jay in accordance with its terms.

         4.4              Reports and Financial Statements.         Blue Jay
has filed all reports on Form 10-Q, Form 10-QSB and Form 10-K required to be filed with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act") since 1986 (collectively, the "SEC Reports"). Each of the balance sheets (including the related notes) included in the SEC Reports fairly presents in all material respects the financial position of Blue Jay as of the date thereof, and each of the income statements and statements of cash flow (including the related notes) included therein fairly present in all material respects the results of operations and cash flows of Blue Jay for the period or as of the date set forth therein, all in conformity with generally accepted accounting principles consistently applied during the periods involved, except as otherwise noted therein and subject, in the case of unaudited interim financial statements, to normal year-end adjustments and any other adjustments described therein.

         4.5              Litigation.      There are no claims, suits, actions,
arbitrations, administrative proceedings or investigations, pending or, to Blue Jay's or Bernstein's knowledge, threatened against Blue Jay or Bernstein that could have a material adverse effect on Blue Jay or restrict the ability of Blue Jay to consummate the transactions contemplated by this Agreement or the other agreements referred to herein.

         4.6     Brokers.         Neither Blue Jay nor Bernstein has incurred
or made commitments for, any brokerage, finders' or similar fees in connection with the transactions contemplated by this Agreement.

                                   ARTICLE V

                  SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION


         5.1 Survival of Representations. None of the representations or warranties made by any party to this Agreement shall survive the Final Closing Date, unless the party making the representation or warranty knew such representation or warranty was false at the time it was made or as of the Final Closing Date.

         5.2              Agreement to Indemnify.

         (a) Bernstein shall indemnify, defend and hold harmless Capital Idea and each officer, director employee or agent (collectively the "Indemnified Parties"), from and against all





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demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs and expenses, including interest, penalties and reasonable attorneys' fees and expenses (collectively, "Damages"), asserted against, resulting to, imposed upon or incurred by any Indemnified Party, directly or indirectly, during the one-year period following the Closing, by reason of or resulting from any claims by stockholders of Blue Jay challenging the fairness of the transactions contemplated by this Agreement or any claims by stockholders of Blue Jay arising out of any transaction by or activities of Blue Jay prior to the Closing Date.

         (b) The obligations of Bernstein set forth in paragraph (a) above shall be secured by and limited to a pledge by Bernstein to Seller, of shares of Blue Jay Common Stock and an option to purchase shares of Blue Jay Common Stock pursuant to the Pledge Agreement in substantially the form of Exhibit C attached hereto (the "Pledge Agreement").

         (c)     For purposes of satisfying any claim for Damages under this
Section 5.2, the value of the pledged Blue Jay Common Stock shall be the average of the daily market prices of the Blue Jay Common Stock for the 10 trading days immediately preceding final agreement between Bernstein and the Indemnified Parties, or final adjudication by a court of competent jurisdiction, of such claim. For purposes of this Section 5.2(c), the market price for each trading day shall be the closing price on such day on the principal securities exchange or market in which the Blue Jay Common Stock is then traded or, if no sale takes place on such day, the average of the closing bid and asked prices on such day.


                                   ARTICLE VI

                       COVENANTS PENDING THE CLOSING DATE


         6.1              Operation of Business.    From the date hereof and
until the Closing Date, without the prior written consent of the Seller, Blue Jay shall not:

                 (a) Increase Compensation. Grant or promise any increase in compensation to any shareholder, officer, employee or director, nor, by means of any bonus, profit-sharing, incentive compensation payment, pension, retirement, medical hospitalization, life insurance or other insurance plan or plans, or otherwise, increase in any amount the benefits or compensation of any such employees, directors or officers;

                 (b) Employment and Labor Contracts. Enter into, amend or renew or extend any employment contract or collective bargaining agreement;





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                 (c)      Disposition of Assets.  Sell or dispose of, or
encumber, mortgage or pledge any asset;

                 (d) Capital Expenditures. Make any capital expenditures, or enter into any lease of capital equipment or real estate;

                 (e) Contracts. Enter into any contract, except as contemplated by this Agreement.

                 (f) Create or Incur Indebtedness. Enter into any transaction, or create, assume, incur or guarantee any indebtedness;

                 (g) Issue Stock; Distributions on Stock. Except for the option referred to in Section 5.2(b) hereof, authorize or issue any shares of capital stock or other securities convertible into or exercisable for capital stock, or declare or pay any dividend or make any sale of, or distribution with respect to, any capital stock or directly or indirectly redeem, purchase or otherwise acquire any capital stock;

                 (h) Accounting Procedures. Change any accounting procedures or practices or its financial structure;

                 (i) Charter Amendments. Make any amendments to or changes in its certificate of incorporation or bylaws;

                 (j) Breach of Contract. Perform any act, or attempt to do any act, or permit any act or omission to act, which will cause a breach of any contract, agreement, instrument, document, lease, license, permit, indenture or other obligation to which it is a party or to which it is bound.

         6.2 Access Prior to Closing. Blue Jay shall permit the Seller and its counsel, accountants and other representatives full access during normal business hours to all of the offices, properties, books and records and contracts of Blue Jay in order that the Seller may have full opportunity to make such investigations as it shall desire of Blue Jay in connection with the transactions contemplated by this Agreement, and shall furnish the Seller during such period with all such additional financial and operating data and other information as the Seller or its representatives may from time to time reasonably request.

         6.3 Acquisition Proposals. From and after the date hereof and until the earlier of the consummation of the transactions contemplated by this Agreement or the termination of this Agreement, neither Blue Jay nor Bernstein shall (a) solicit or authorize any person to solicit, directly or indirectly, any inquiries, proposals or offers from any person relating to any acquisition or purchase of all or substantially all the assets of, or any equity interest in, or any merger, consolidation or





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business combination with, Blue Jay (an "Acquisition Transaction"), (b) enter into any agreement with respect to any Acquisition Transaction, or (c) participate in any negotiations regarding, cooperate with, facilitate or encourage an Acquisition Transaction or furnish to any other person any non-public information concerning Blue Jay in connection therewith. Blue Jay shall immediately notify the Seller if any proposal or offer with respect to an Acquisition Transaction is received by Blue Jay and communicate to the Representative the terms of any such proposal or offer.


                                  ARTICLE VII

                   CONDITIONS OF SELLER'S OBLIGATION TO CLOSE


         The obligation of Seller to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction and fulfillment, prior to or on the Final Closing Date, of each of the following conditions:

         7.1 Representation and Warranties. The representations and warranties in this Agreement made by Blue Jay and Bernstein shall be true and correct in all respects as of and at the Final Closing Date.

         7.2 Performance of Covenants and Obligations. Blue Jay shall have performed and complied with all of its covenants and obligations under this Agreement which are to be performed or complied with by Blue Jay prior to or on the Final Closing Date.

         7.3              Closing of UDI, Inc. Agreement.   The transactions
contemplated by the UDI Agreement shall have been consummated prior to or on the Final Closing Date.

         7.4              Bernstein Agreements.    Bernstein shall have
cancelled Blue Jay's Convertible Note dated January 16, 1988 in the principal amount of $10,000 for Blue Jay's agreement to pay all liabilities of Blue Jay to Bernstein as of the date hereof in an amount not to exceed $25,000 and (ii) executed a Consulting Agreement in the form attached hereto as Exhibit D.

         7.5 Pledge Agreement. Bernstein shall have executed and delivered to Seller the Pledge Agreement.

         7.6 Investigation of Blue Jay. The Seller shall have completed its review of such books, records, accounts, contracts and documents of or relating to the financial condition, liabilities, results of operations, business and prospects of Blue Jay and such other inquiries or investigations as it deems necessary or advisable and the results of such review shall be satisfactory to the Seller in its sole discretion. Without





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limiting the generality of the foregoing, the Seller shall be  satisfied that
(a) Blue Jay has no liabilities or obligations, whether absolute, accrued, contingent or otherwise and whether due or to become due, that are not fully reflected on the balance sheet of Blue Jay as of March 31, 1996, (b) there are no claims, suits, actions, arbitrations, administrative proceedings or investigations pending or threatened against Blue Jay that could have a material adverse effect on Blue Jay, (c) that the Blue Jay common Stock to be issued pursuant to that Agreement and the UDI Agreement when issued will be validly issued, fully paid and non assessable and (d) there is no reasonable basis for the assertion against Blue Jay of any such liability or obligation or for the assertion or commencement of any such claim, suit, action, arbitration, administrative proceeding or investigation.

                                  ARTICLE VIII

                  CONDITIONS TO BLUE JAY'S OBLIGATION TO CLOSE


         The obligation of Blue Jay to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction and fulfillment, prior to or on the Final Closing Date of each of the following conditions:

         8.1 Representations and Warranties. The representations and warranties in this Agreement made by the Shareholders shall be true and correct in all respects as of and at the Final Closing Date.

         8.2 Performance of Covenants and Obligations. The Seller shall have performed and complied with all of its material covenants and obligations under this Agreement.

         8.3              Closing of the UDI Agreement.     The transactions
contemplated by the UDI Agreement shall have been consummated prior to or on the Final Closing Date.


                                   ARTICLE IX

                                OTHER AGREEMENTS


         9.1              Cooperation:  Public Announcements.       Seller and
Blue Jay shall cooperate fully with each other and their respective counsel and accountants in connection with any actions that may be required to be taken in order to satisfy their respective obligations under this Agreement. Seller and Blue Jay shall cooperate with each other in the preparation of any press releases in connection with the transactions contemplated by this Agreement and in the preparation and filing of any documents with the Securities and Exchange Commission or any state securities





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agency required as a result of such transactions.  Except upon the advice of counsel or as may be required by law (and in either case upon notice to the other party), neither Seller nor Blue Jay will, without prior consultation with the other, make any press release or announcement to the public concerning the transactions contemplated by this Agreement.

         9.2              Confidentiality.         Each party to this Agreement
understands that certain information which it has been furnished and will be furnished in connection with this Agreement is confidential and proprietary, and agrees that it will maintain the confidentiality of such information and will not disclose it to others or use it, except in connection with the transaction contemplated hereby, without the consent of the party furnishing such information. Information which is generally known in the industry concerning a party or among such party's creditors, generally, or which has been disclosed to the other party by third parties which have right to do so, shall not be deemed confidential or proprietary information for these purposes. In the event that a party is at any time requested or required (by oral questions, interrogatories, requests for information or documents, subpoena or similar process) to disclose any information supplied to such party in connection with such transaction, such party agrees to provide the party furnishing such information with prompt notice of such request(s) so that the party furnishing such information may seek an appropriate protective order and/or waive compliance of the party receiving such information with the terms of this Section 9.2. Notwithstanding the terms of this Section 9.2, if, in the absence of a protective order or the receipt of a waiver hereunder, the party receiving such information is nonetheless, in the opinion of its counsel, required to disclose information obtained in connection with such transaction or else stand liable for contempt or suffer other censure or penalty, the party receiving such information may disclose such information, to the extent and in the manner so required, without liability hereunder. In the event that such transaction is not consummated, each party agrees to promptly return all confidential materials (and all copies thereof) which have been furnished to him regarding the business and financial condition of the other party, including all financial statements, reports, contracts, customer lists, accounts, records, tax returns, data, plans, processes and trade secrets except to the extent any such documents shall otherwise be publicly available.





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                                   ARTICLE X

                                  TERMINATION


         10.1             Termination.     This Agreement may be terminated in
the following circumstances:

                          (a)     By mutual consent of Seller and Blue Jay;

                          (b)     By Seller in the event the conditions in
Article VII of this Agreement are not satisfied or waived on or before July 31, 1996;

                          (c)     By Blue Jay in the event the conditions in
Article VIII of this Agreement are not satisfied or waived on or before July 31, 1996.

         10.2             Effect of Termination.   In the event this Agreement
is terminated pursuant to this Article X, this Agreement shall be void and have no further force and effect.

                                   ARTICLE X

                                 MISCELLANEOUS


         10.1             Notices, Etc.    All notices, requests, demands, and
other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand, telegram, telex or telecopy (receipt confirmed) or seventy-two hours after being mailed, first call, certified mail, postage prepaid:

                          (a)     To Blue Jay:

                                  Blue Jay Enterprises, Inc.
                                  11835 West Olympic Boulevard
                                  East Tower 705
                                  Los Angeles, CA  90064
                                  (310)208-5589, Fax:  (310)473-3177
                                  Attention:  Robert M. Bernstein

                                  With copies to:

                                  Joseph M. Berl
                                  Baker & Hostetler
                                  1050 Connecticut Ave., N.W.
                                  Washington, DC  20036-5304
                                  (202)  861-1500; Fax: (202)861-1783





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                                  Timothy Smoot, Esq.
                                  7002 Moody Street
                                  Suite 112
                                  LaPalma, CA  90623
                                  (310)402-1801, Fax:  (310)402-0643

                          (b)     To Bernstein:

                                  Robert M. Bernstein
                                  c/o Blue Jay Enterprises, Inc.
                                  11835 West Olympic Boulevard
                                  East Tower 705
                                  Los Angeles, CA  90064
                                  (310)208-5589, Fax:  (310)473-3177

                          (c)     To Seller:

                                  Capital Idea, Inc.
                                  118 Pickering Way, Suite 104
                                  Exton, Pennsylvania  19341
                                  (610)363-8237; Fax:  (610)524-8715
                                  Attention C. Eugene Hutcheson


                                  With copies to:

                                  Peggy E. Brever, Esq.
                                  Michael Best & Friedrich
                                  100 East Wisconsin Avenue
                                  Milwaukee, WI  53202
                                  (414)271-6560: Fax:  (414)277-0656

                                  Barrett & Schuler
                                  1000 Thomas Jefferson Street
                                  Suite 305
                                  Washington, DC  20007
                                  Attention;  David M. Barrett
                                  (202) 728-0888; Fax:  (202) 296-7490

         10.2             Entire Agreement.        This Agreement supersedes
any other discussions and agreement between the parties hereto with respect to he matters contained herein, and this Agreement and the agreements to be executed and delivered pursuant hereto and thereto contain the sole and entire agreement between the parties hereto with respect to the transactions contemplated herein and therein.

         10.3 Amendments and Waivers. This Agreement may be amended only by an instrument in writing executed by the party against whom enforcement of the amendment is sought. The president or any vice president of any corporate party may by a signed writing give any consent, take any action, waive any inaccuracies in representations or other compliance by any other





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party to any of the covenants or conditions herein, modify the  terms of this
Agreement to take any other action deemed by him to be necessary or appropriate to consummate the transactions contemplated by this Agreement.

         10.4 Counterparts; Headings. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. The headings herein set out are for convenience of reference only and shall not be deemed a part of this Agreement.

         10.5             Binding Effect;  Assignment.      This Agreement
shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, successors and assigns. The Shareholders shall have the right to assign all or any portion of their rights under this Agreement to any of their affiliates at any time without the consent of Blue Jay or Bernstein; provided, however, that notwithstanding such assignment, the assigning Shareholder(s) shall remain obligated to Blue Jay pursuant to the terms and conditions of this Agreement.

         10.6             Governing Law.   The validity and effect of this
Agreement shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                  BLUE JAY ENTERPRISES, INC.


                                  By: /s/ ROBERT M. BERNSTEIN
                                     ---------------------------
                                        Robert M. Bernstein
                                        President


                                  By: /s/ HARVEY KRAVETZ
                                     ---------------------------
                                        Harvey Kravetz
                                        Secretary

                                  CAPITAL IDEA, INC.


                                  By: /s/ C. EUGENE HUTCHESON
                                     ---------------------------
                                        C. Eugene Hutcheson
                                        President

                                      /s/ ROBERT M. BERNSTEIN
                                  ------------------------------
                                        Robert M. Bernstein






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                        INDEX OF EXHIBITS AND SCHEDULES


         Exhibit A                         None

         Exhibit B                         Escrow Agreement

         Exhibit C                         Pledge Agreement

         Exhibit D                         Consulting Agreement





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